EXHIBIT 4.11

THIRTY-FIRST SUPPLEMENTAL INDENTURE

between

THE SOUTHERN CONNECTICUT GAS COMPANY

and

U.S. BANK NATIONAL ASSOCIATION

As Trustee

Dated as of November 1, 2008

THIRTY-FIRST SUPPLEMENTAL INDENTURE

THIS THIRTY-FIRST SUPPLEMENTAL INDENTURE, dated as of November 1, 2008 by and between THE SOUTHERN CONNECTICUT GAS COMPANY, a Connecticut corporation with its principal office in Orange, Connecticut (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association with a principal office in New York, New York, as trustee under the Indenture referred to below (the "Trustee"),

WITNESSETH THAT:

WHEREAS, The Bridgeport Gas Light Company ("Bridgeport Gas Light") duly executed and delivered an Indenture, dated as of March 1, 1948 (the "Mortgage"), to The Bridgeport City Trust Company, as trustee, for the purpose of securing its Refunding and General Mortgage Bonds, to be issued in one or more series, which Mortgage is recorded in the Office of the Secretary of the State of Connecticut in Volume 23, Page 1D, Railroad Mortgages, etc., and is also on file in the offices of the Trustee and of the Company, and to which Mortgage reference is hereby expressly made; and

WHEREAS, pursuant to Section 3.05 of Article Three of the Mortgage, Bridgeport Gas Light issued Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) of its Series A Bonds, known as Twenty Five Year Refunding and General Mortgage Bonds, 3 1/4%.Series A due March 1, 1973, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, Bridgeport Gas Light duly executed and delivered a First Supplemental Indenture, dated as of May 1, 1951, to The Bridgeport-City Trust Company, as trustee, which First Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 25, Page 197, Railroad Mortgages, etc., and is also on file in the offices of the Trustee and the Company, and to which First Supplemental Indenture reference is hereby expressly made; and

WHEREAS, pursuant to Sections 5.02 and 5.03 of Article Five of the Mortgage, and the provisions of a Second Supplemental Indenture, executed and delivered by Bridgeport Gas Light to The Bridgeport-City Trust Company, as trustee, dated as of September 1, 1951, which Second Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 28, Page 1F, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Second Supplemental Indenture reference is hereby expressly made, Bridgeport Gas Light issued One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) of Series B Bonds, known as Twenty-Five Year Refunding and General Mortgage Bonds, 3-1/2% Series B due September 1,1976, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Section 5.02 of Article Five of the Mortgage, and the provisions of a Third Supplemental Indenture, executed and delivered by The Bridgeport Gas Company ("Bridgeport Gas"), formerly Bridgeport Gas Light, to The Bridgeport-City Trust Company, as trustee, dated as of November 1, 1956, which Third Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 36, Page B, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Third Supplemental Indenture reference is hereby expressly made, Bridgeport Gas issued One Million Five Hundred Thousand Dollars ($1,500,000) of Series C Bonds, known as Twenty Five Year Refunding and General Mortgage Bonds, 4-1/2% Series C due November 1, 1981, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, City Trust Company became successor by merger to The Bridgeport-City Trust Company and, pursuant to Section 13.22 of Article Thirteen of the Mortgage, successor trustee under the Mortgage as amended and supplemented by the three aforesaid supplemental indentures; and

WHEREAS, pursuant to Sections 5.02 and 5.04 of Article Five of the Mortgage, and the provisions of a Fourth Supplemental Indenture, executed and delivered by Bridgeport Gas to City Trust Company, as trustee, dated as of May 1, 1958, which Fourth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 38, Page D, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Fourth Supplemental Indenture reference is hereby expressly made, Bridgeport Gas issued One Million Five Hundred Thousand Dollars ($1,500,000) of Series D Bonds, known as Twenty Year Refunding and General Mortgage Bonds, 4-1/2% Series D due May 1, 1978, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Section 5.02 of Article Five of the Mortgage, and the provisions of a Fifth Supplemental Indenture, executed and delivered by Bridgeport Gas to City Trust Company, as trustee, dated as of May 1, 1962, which Fifth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 39, Page R, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Fifth Supplemental Indenture reference is hereby expressly made, Bridgeport Gas issued Two Million Four Hundred Thousand Dollars ($2,400,000) of Series E Bonds, known as Twenty-Five Year Refunding and General Mortgage Bonds, 5% Series E due May 1, 1987, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture, and

WHEREAS, effective as of January 1, 1967, Bridgeport Gas and New Haven Gas Company were consolidated into the Company; and

WHEREAS, pursuant to Section 12.01 of the Mortgage, the Company duly executed and delivered a Sixth Supplemental Indenture, dated as of January 2, 1967, to City Trust Company, as trustee, which Sixth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 43, Page K, Railroad Mortgages, etc., and is also on file in the offices of the Trustee and the Company, to which Sixth Supplemental Indenture reference is hereby expressly made; and

WHEREAS, pursuant to the provisions of the Sixth Supplemental Indenture, the Company assumed and agreed to pay the principal of and interest on all Bonds issued by Bridgeport Gas under the Mortgage, as supplemented by the aforesaid five supplemental indentures, and assumed and agreed to perform and observe all of the covenants and conditions contained in the Mortgage as supplemented; and

WHEREAS, pursuant to Section 5.03 of Article Five of the Mortgage, and the provisions of the Sixth Supplemental Indenture, the Company has issued:

(1)
One Million Six Hundred Twenty Thousand Dollars ($1,620,000) of Series F Bonds, known as Refunding and General Mortgage Bonds, 2 5/8% Series F due May 1, 1972, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture;

(2)
Nine Hundred Ninety-Six Thousand Dollars ($996,000) of Series G Bonds, known as Refunding and General Mortgage Bonds, 3% Series G due May 1, 1974, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture;

(3)
One Million Five Hundred Thousand Dollars ($1,500,000) of Series H Bonds, known as Refunding and General Mortgage Bonds, 3-7/8% Series H due September 1, 1978, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

(4)
Two Million Dollars ($2,000,000) of Series I Bonds, known as Refunding and General Mortgage Bonds, 4-5/8% Series I due April 1, 1986, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Section 5.04 of Article Five of the Mortgage, and the provisions of a Seventh Supplemental Indenture, executed and delivered by the Company to City Trust Company, as trustee, dated as of April 1, 1967, which Seventh Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 43, Page N, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Seventh Supplemental Indenture reference is hereby expressly made, the Company issued Eight Million Dollars ($8,000,000) of Series J Bonds, known as its First Mortgage Bonds, 5-3/4% Series J due April 1, 1992, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Section 16.02 of Article Sixteen of the Mortgage, the Company executed and delivered an Eighth Supplemental Indenture to City Trust Company, as trustee, dated as of July 28, 1969, which Eighth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 44, Page Q, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, and to which Eighth Supplemental Indenture reference is hereby expressly made; and

WHEREAS, City Trust Company resigned as trustee, effective as of April 20, 1970, and the Company duly appointed The Connecticut National Bank as successor trustee, effective April 20, 1970; and

WHEREAS, the Company executed and delivered a Ninth Supplemental Indenture to City Trust Company as retiring trustee, and to The Connecticut National Bank ("Connecticut National"), as successor trustee, dated as of April 20, 1970, which Ninth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 45, Page B, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, and to which Ninth Supplemental Indenture reference is hereby expressly made; and

WHEREAS, the Company executed and delivered a Tenth Supplemental Indenture to Connecticut National, dated as of June 1, 1970, which Tenth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 45, Page D, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, and to which Tenth Supplemental Indenture reference is hereby expressly made; and

WHEREAS, pursuant to Section 5.02 of Article Five of the Mortgage, and the provisions of an Eleventh Supplemental Indenture, executed and delivered by the Company to Connecticut National, dated as of September 1, 1970, which Eleventh Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 45, Page F, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Eleventh Supplemental Indenture reference is hereby expressly made, the Company issued Ten Million Five Hundred Thousand Dollars ($10,500,000) of Series K Bonds, known as its First Mortgage Bonds, 10-1/2% Series K due September 1, 1995, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Sections 5.02 and 5.03 of Article Five of the Mortgage, and the provisions of a Twelfth Supplemental Indenture, executed and delivered by the Company to Connecticut National, dated as of March 1, 1973, which Twelfth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 46, Page E, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Twelfth Supplemental Indenture reference is hereby expressly made, the Company issued Seven Million Dollars ($7,000,000) of Series L Bonds, known as its First Mortgage Bonds, 8% Series L due March 1, 1998, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Section 16.02 of Article Sixteen of the Mortgage, the Company executed and delivered a Thirteenth Supplemental Indenture to Connecticut National, dated as of February 28, 1975, which Thirteenth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 49, Page G, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Thirteenth Supplemental Indenture reference is hereby expressly made; and

WHEREAS, pursuant to Section 5.02 of Article Five of the Mortgage, and the provisions of a Fourteenth Supplemental Indenture, executed and delivered by the Company to Connecticut National, dated as of June 1, 1979, which Fourteenth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 57, Page 254, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Fourteenth Supplemental Indenture reference is hereby expressly made, the Company issued Five Million Dollars ($5,000,000) of Series M Bonds, known as its First Mortgage Bonds, 9.875% Series M due June 1, 1991, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Section 5.02 of Article Five of the Mortgage, and the provisions of a Fifteenth Supplemental Indenture, executed and delivered by the Company to Connecticut National, dated as of April 1, 1982, which Fifteenth Supplemental Indenture Is recorded in the Office of the Secretary of the State of Connecticut in Volume 57, Page 905, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Fifteenth Supplemental Indenture reference is hereby expressly made, the Company issued Ten Million Dollars ($10,000,000) of Series N Bonds, known as its Serial First Mortgage Bonds, 16-1/2% Series N due 1987-1988, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Section 5.02 of Article Five of the Mortgage, and the provisions of a Sixteenth Supplemental Indenture, executed and delivered by the Company to Connecticut National, dated as of June 1, 1984, which Sixteenth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 59, Page 271, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Sixteenth Supplemental Indenture reference is hereby expressly made, the Company issued Eight Million Dollars ($8,000,000) of Series O Bonds, known as its Serial First Mortgage Bonds, 12-7/8% Series O due June 13, 1989-1990, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Sections 5.02 and 5.03 of Article Five of the Mortgage, and the provisions of a Seventeenth Supplemental Indenture, executed and delivered by the Company to Connecticut National, dated as of December 20, 1985, which Seventeenth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 59, Page 564, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Seventeenth Supplemental Indenture reference is hereby expressly made, the Company issued Ten Million Dollars ($10,000,000) of Series P Bonds, known as its First Mortgage Bonds, Series P due December 15, 1988, 1990 and 1995, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Sections 5.02 and 5.03 of Article Five of the Mortgage, and the provisions of an Eighteenth Supplemental Indenture, executed and delivered by the Company to Connecticut National, dated as of July 1, 1986, which Eighteenth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 61, Page 10, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Eighteenth Supplemental Indenture reference is hereby expressly made, the Company issued Twenty-Six Million Dollars ($26,000,000) of Series Q Bonds, known as its First Mortgage Bonds, 10.05% Series Q due July 30, 1996, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Sections 5.02 and 5.03 of Article Five of the Mortgage, and the provisions of a Nineteenth Supplemental Indenture, executed and delivered by the Company to Connecticut National, dated as of July 15, 1986, which Nineteenth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 61, Page 61, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Nineteenth Supplemental Indenture reference is hereby expressly made, the Company issued Eight Million Dollars ($8,000,000) of Series R Bonds, known as its First Mortgage Bonds, 8.90% Series R due July 30, 1996, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Section 5.02 of Article Five of the Mortgage, and the provisions of a Twentieth Supplemental Indenture, executed and delivered by the Company to Connecticut National, dated as of July 15, 1987, which Twentieth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 61, Page 223, Railroad Mortgages, etc., and is also on file in the offices of the Trustee and the Company, to which Twentieth Supplemental Indenture reference is hereby expressly made, the Company issued Ten Million Dollars ($10,000,000) of Series S Bonds, known as its First Mortgage Bonds, 9.66% Series S due July 30, 1999, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Sections 5.02 and 5.03 of Article Five of the Mortgage, and the provisions of a Twenty-First Supplemental Indenture, executed and delivered by the Company to Connecticut National, dated as of July 15, 1988, which Twenty-First Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 61, Page 519, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Twenty-First Supplemental Indenture reference is hereby expressly made, the Company issued Ten Million Dollars ($10,000,000) of Series T Bonds, known as its First Mortgage Bonds, 10.02% Series T due September 1, 2003, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Sections 5.02 and 5.03 of Article Five of the Mortgage, and the provisions of a Twenty-Second Supplemental Indenture, executed and delivered by the Company to Connecticut National, dated as of July 15, 1989, which Twenty Second Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 63, Page 564, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Twenty-Second Supplemental Indenture reference is hereby expressly made, the Company issued Nine Million Eight Hundred Thousand Dollars ($9,800,000) of Series U Bonds, known as its First Mortgage Bonds, 9.70% Series U due July 31, 2019, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Sections 5.02 and 5.03 of Article Five of the Mortgage, and the provisions of a Twenty-Third Supplemental Indenture, executed and delivered by the Company to Connecticut National, dated as of July 15, 1990, which Twenty-Third Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 65, Page 181, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Twenty-Third Supplemental Indenture reference is hereby expressly made, the Company issued Fifteen Million Dollars ($15,000,000) of Series V Bonds, known as its First Mortgage Bonds, 9.85% Series V due July 31, 2020, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Sections 5.02 and 5.03 of Article Five of the Mortgage, and the provisions of a Twenty-Fourth Supplemental Indenture, executed and delivered by the Company to Connecticut National, dated as of November 1, 1991, which Twenty-Fourth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 67, Page 8, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Twenty-Fourth Supplemental Indenture reference is hereby expressly made, the Company issued Sixty Million Dollars ($60,000,000) of Series W Bonds, known as its First Mortgage Bonds, Series W, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Sections 5.02 and 5.03 of Article Five of the Mortgage, and the provisions of a Twenty-Fifth Supplemental Indenture, executed and delivered by the Company to Connecticut National, dated as of November 15, 1992, which Twenty-Fifth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 67, Page 797, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Twenty-Fifth Supplemental Indenture reference is hereby expressly made, the Company issued Fifteen Million Dollars ($15,000,000) of Series X Bonds, known as its First Mortgage Bonds, 7.67% Series X due December 15, 2012, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, on January 11, 1993, Connecticut National changed its corporate name to Shawmut Bank Connecticut, National Association ("Shawmut"); and

WHEREAS, pursuant to Sections 5.02 and 5.03 of Article Five of the Mortgage, and the provisions of a Twenty-Sixth Supplemental Indenture, executed and delivered by the Company to Shawmut, as successor trustee, dated as of September 1, 1993, which Twenty-Sixth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 67, Page 1321, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Twenty-Sixth Supplemental Indenture reference is hereby expressly made, the Company issued Twelve Million Dollars ($12,000,000) of Series Y Bonds, known as its First Mortgage Bonds, 7.08% Series Y due October 1, 2013, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Sections 5.02 and 5.03 of Article Five of the Mortgage, and the provisions of a Twenty-Seventh Supplemental Indenture, executed and delivered by the Company to Shawmut, as successor trustee, dated as of April 1, 1996, which Twenty-Seventh Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 68, Page 1642, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Twenty-Seventh Supplemental Indenture reference is hereby expressly made, the Company issued Fifteen Million Dollars ($15,000,000) of Series MTN Bonds, known as its First Mortgage Bonds, 7.95% Series MTN due August 3, 2026, Five Million Dollars ($5,000,000) of Series MTN Bonds, known as its First Mortgage Bonds, 7.5% Series MTN due August 1, 2006, Three Million Dollars ($3,000,000) of Series MTN Bonds, known as its First Mortgage Bonds, 5.95% Series MTN due September 9, 2003 (the "5.95% Series MTN Bonds"), and Fourteen Million Dollars ($14,000,000) of Series MTN Bonds, known as its First Mortgage Bonds, 6.88% Series MTN due September 11, 2028, all of which are now outstanding except for the 5.95% Series MTN Bonds, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, the Mortgage, (i) as amended from time to time is hereinafter called the Mortgage Indenture, and (ii) as amended and supplemented by the aforesaid and below referenced thirty supplemental indentures and by this Thirty-First Supplemental Indenture, is hereinafter called the Indenture; and

WHEREAS, on December 1, 1995, Shawmut changed its corporate name to Fleet National Bank of Connecticut; and

WHEREAS, on June 30, 1997, Fleet National Bank of Connecticut sold and assigned its trust assets to State Street Bank and Trust Company and certain of its affiliates, including State Street Bank and Trust Company of Connecticut, National Association; and

WHEREAS, on April 16, 1998, State Street Bank and Trust Company of Connecticut, National Association became the successor trustee under the Mortgage Indenture; and

WHEREAS, pursuant to Sections 5.02 and 5.03 of Article Five of the Mortgage, and the provisions of a Twenty-Eighth Supplemental Indenture, executed and delivered by the Company to State Street Bank and Trust Company of Connecticut, National Association as successor trustee, dated as of August 1, 2000 (the "Twenty-Eighth Supplemental Indenture"), which Twenty-Eighth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 68, Page 3074, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Twenty-Eighth Supplemental Indenture reference is hereby expressly made, the Company issued Twenty-Five Million Dollars ($25,000,000) of Series MTN-II Bonds, known as its First Mortgage Bonds, 7.35% Series MTN-II due September 26, 2005, Forty Million Dollars ($40,000,000) of Series MTN-II Bonds, known as its First Mortgage Bonds, 7.60% Series MTN-II due September 25, 2007, Ten Million Dollars ($10,000,000) of Series MTN-II Bonds, known as its First Mortgage Bonds, 7.65% Series MTN-II due September 25, 2008, and Forty Million Dollars ($40,000,000) of Series MTN-II Bonds, known as its First Mortgage Bonds, 7.80% Series MTN-II due September 24, 2010 and Thirty Million Dollars ($30,000,000) of Series MTN-II Bonds, known as its First Mortgage Bonds, 6.59% Series MTN-II due September 26, 2011, all of which are now outstanding except for the 7.35% Series MTN-II Bonds, the 7.60% Series MTN-II Bonds and the 7.65% MTN-II Bonds, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, pursuant to Section 16.02 of Article Sixteen of the Mortgage, the Company executed and delivered a Twenty-Ninth Supplemental Indenture to State Street Bank and Trust Company of Connecticut, National Association, dated as of August 1, 2001, which Twenty-Ninth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 69, Page 86, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Twenty-Ninth Supplemental Indenture reference is hereby expressly made; and

WHEREAS, on December 31, 2002, the State Street Bank and Trust Company of Connecticut, National Association sold and assigned its trust assets to U.S. Bank National Association; and

WHEREAS, on December 31, 2002, U.S. Bank National Association became the successor trustee under the Mortgage Indenture; and

WHEREAS, pursuant to Sections 5.02 and 5.03 of Article Five of the Mortgage, and the provisions of a Thirtieth Supplemental Indenture, executed and delivered by the Company to U.S. Bank National Association as successor trustee, dated as of April 1, 2005 (the "Thirtieth Supplemental Indenture"), which Thirtieth Supplemental Indenture is recorded in the Office of the Secretary of the State of Connecticut in Volume 69, Page 2386, Railroad Mortgages, etc., and is on file in the offices of the Trustee and the Company, to which Thirtieth Supplemental Indenture reference is hereby expressly made, the Company issued Twenty-Five Million Dollars ($25,000,000) of Series MTN-III Bonds, known as its First Mortgage Bonds, 5.778% Series MTN-III due November 1, 2025, Twenty Million Dollars ($20,000,000) of Series MTN-III Bonds, known as its First Mortgage Bonds, 5.772% Series MTN-III due December 1, 2035, Twenty-Five Million Dollars ($25,000,000) of Series MTN-III Bonds, known as its Floating Rate Secured Medium-Term Notes, Series MTN-III due June 20, 2007 and Forty Million Dollars ($40,000,000) of Series MTN-III Bonds, known as its First Mortgage Bonds, 6.38% Series MTN-III due September 15, 2037, all of which are now outstanding except for the Floating Rate Secured Medium-Term Notes, all of which have been redeemed as of the date of this Thirty-First Supplemental Indenture; and

WHEREAS, the Company is or will be entitled, pursuant to Sections 5.02, 5.03 and 5.04 of Article Five of the Mortgage, to issue and to have the Trustee authenticate bonds of a new series to be designated by the Company on the basis of the bondable value of property additions, on the basis of bonds which have theretofore been authenticated and delivered under Section 5.03 of Article Five of the Mortgage and cancelled by the Trustee, and on the basis of the deposit with the Trustee by the Company of cash equal to the aggregate principal amount of bonds requested to be authenticated and delivered; and

WHEREAS, Section 16.01 of Article Sixteen of the Mortgage provides, among other things, that the Company, when authorized by resolutions of its Board of Directors, and the Trustee, from time to time and at any time, may enter into an indenture or indentures supplemental to the Mortgage for the purposes, among others, of setting forth the terms and provisions of any series of bonds to be issued thereunder and the form of the bonds and coupons of such series; and

WHEREAS, the Company has determined to create a new series of bonds thereunder to be known as Secured Medium-Term Notes, Series MTN-IV (sometimes called "Notes", "Notes of Series MTN-IV" or "Series MTN-IV Notes"), in an aggregate principal amount of not more than Two Hundred Million Dollars ($200,000,000), bearing such interest and having such maturities as determined from time to time by authority granted in a resolution of the Company's Board of Directors, except that no Series MTN-IV Notes shall have a term shorter than one year or longer than forty years or a Maturity (as defined herein) after October 31, 2053. Series MTN-IV Notes may bear interest at different rates and from different dates and may have serial maturities and Series MTN-IV Notes having different maturities may have different redemption prices and interest rates; and

WHEREAS, the Series MTN-IV Notes to be issued hereunder and the Trustee's certificate of authentication to be endorsed on the Series MTN-IV Notes are to be substantially in the following form:

{FORM OF FACE OF SERIES MTN-IV REGISTERED NOTE}

THE SOUTHERN CONNECTICUT GAS COMPANY

Secured Medium-Term Note  _______%,

Series MTN-IV

No. MTN-IV

Maturity:

THE SOUTHERN CONNECTICUT GAS COMPANY, a corporation of the State of Connecticut (the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, on [                     ], the principal amount above written, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the principal office of U.S. Bank National Association, New York, New York (with its successors as defined in the Indenture mentioned below, the "Trustee"), or at the principal office of its successor in the trusts created by such Indenture, or at an affiliate of U.S. Bank National Association designated as paying agent in the City of New York, New York and to pay interest thereon as specified herein.

[The Company promises to pay interest on the principal amount of this Note from its Original Issue Date at the rate per annum stated on the face hereof until the principal amount hereof is paid or duly made available for payment. The Overdue Rate on overdue principal and premium, if any, and (to the extent such interest has been collected by the Trustee) on overdue installments of interest, shall be at the same rate per annum as stated on the face hereof. The Company will pay interest semi-annually each _____________and_____________ (each an "Interest Payment Date"), commencing (except as otherwise provided herein) with the Interest Payment Date immediately following the Original Issue Date and at maturity or upon earlier redemption or repayment. If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, and no interest shall accrue by reason of such delayed payment. Each payment of interest in respect of an Interest Payment Date shall include interest accrued to, but excluding, such Interest Payment Date. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

Interest payable on any Interest Payment Date will be paid to the person in whose name a Note is registered at the close of business on the Record Date next preceding such Interest Payment Date notwithstanding the cancellation of the Note upon any registration of transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the registered owner on such next succeeding Record Date and provided further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable. The term "Record Date" as used herein shall be the date fifteen calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day. Payments of interest on this Note (other than interest payable at maturity or upon earlier redemption or repayment) will be made in immediately available funds to the Holder at the address of such Holder (which in the case of a Global Security will be a nominee of the Depository) appearing on the books of the Company on the applicable Record Date.   Principal and any premium and interest payable at maturity or upon earlier redemption or repayment will be paid in immediately available funds upon surrender of such Note at the office of the Paying Agent.]1

1 If this Note will bear interest at a floating rate, the bracketed provisions shall be modified accordingly and in a way not inconsistent with the Indenture (as defined below) to set forth the terms and other provisions relating to such floating rate (Including the manner in which such floating rate shall be calculated, interest payment dates, interest determination dates and interest reset dates).

This Note is one of a duly authorized issue of bonds of the Company (the "bonds"), issuable in series, which different series may mature at different times, may bear interest at different rates, and may otherwise vary as provided in the Indenture (as defined below), and is one of a series known as Secured Medium-Term Notes, Series MTN-IV (herein the "Notes", the "Notes of Series MTN-IV" or the "Series MTN-IV Notes"), limited to $200,000,000 in aggregate principal amount. Series MTN-IV Notes may be issued from time to time and may bear interest at different rates and from different dates and may have serial maturities. Series MTN-IV Notes having different maturities may have different redemption prices and interest rates. All bonds of all series are to be issued under and equally and ratably secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Indenture mentioned below, may afford additional security for the bonds of any particular series) by an Indenture, dated as of March 1, 1948 and executed by the Company's predecessor, The Bridgeport Gas Light Company, and The Bridgeport-City Trust Company, as trustee, which is supplemented by thirty-one supplemental indentures, including the Thirty-First Supplemental Indenture, dated as of November 1, 2008 (the "Thirty-First Supplemental Indenture") executed by the Company and U.S. Bank National Association, as successor trustee, to which Indenture, as so supplemented (herein together with any indentures supplemental thereto called the "Indenture"), executed counterparts of which are on file with the Trustee, reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights and limitations of rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are to be issued and secured.

This Note shall not become valid or obligatory for any purpose until U.S. Bank National Association, the Trustee under the Indenture, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

Additional provisions of this Note are set forth on the reverse hereof and are incorporated herein by reference to the same extent as if here set forth at length.

IN WITNESS WHEREOF, THE SOUTHERN CONNECTICUT GAS COMPANY has caused this Series MTN-IV Note to be signed in its name by its President or Vice President and its corporate seal to be imprinted hereon and attested by its Secretary or an Assistant Secretary.

Dated:

THE SOUTHERN CONNECTICUT GAS COMPANY
By
[Vice] President

Attest:

[Assistant] Secretary

{FORM OF REVERSE OF SERIES MTN-IV REGISTERED NOTE}

THE SOUTHERN CONNECTICUT GAS COMPANY

Secured Medium-Term Note  _________ %,

Series MTN-IV

The Indenture referred to on the face hereof contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent (75%) in principal amount of all the bonds at the time outstanding, determined and evidenced as provided in the Indenture, or in case the rights under the Indenture of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five percent (75%) in principal amount of the bonds at the time outstanding of such one or more series affected, taken in the aggregate, determined and evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of inter est thereon, or reduce the principal amount thereof, without the consent of the holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then  outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged and pledged property, without the consent of the holders of all bonds then outstanding, or (iv) deprive the holder of any outstanding bond of the lien of the Indenture on any of the mortgaged and pledged property, without the consent of the holder of each bond so affected.   Notwithstanding the foregoing, the Thirty-First Supplemental Indenture provides that no supplemental indenture may be executed which would change the fixed maturity, the rate or time of payment of interest or the principal amount of any Note without the consent of the Holder of each Note so affected. Any such consent by the Registered Holder of this Note (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders of this Note, irrespective of whether or not any notation of such consent is made upon this Note. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest and premium, if any, on this Note at the time and place and at the rate and in the coin or currency herein prescribed.

The Notes are issuable in registered form in denominations of One Hundred Thousand Dollars ($100,000) and any amount in excess thereof that is a multiple of One Thousand Dollars ($1,000). At the principal office of the Trustee in the City of New York, New York, Notes of Series MTN-IV may be exchanged for a like aggregate principal amount of Notes of Series MTN-IV of the same maturity and of the same interest rate in other authorized denominations, free of charge. Exchanges and transfers of the Notes shall be made in accordance with the provisions of Section 2.03 of the Mortgage, subject to the provisions of Sections 2.05 and 4.07 of the Thirty-First Supplemental Indenture.

[Any sinking fund, redemption or repayment provisions of a particular Series MTN-IV Note shall be inserted here.]

The Notes are [also] subject to redemption upon application of certain moneys received by the Trustee as provided in Article Three of the Thirty-First Supplemental Indenture, in whole but not in part, at one hundred percent (100%) of the principal amount thereof, together with accrued interest to the date of redemption.

Notice of any redemption shall be given by mailing (first class postage prepaid) written notice not more than sixty (60) days nor less than thirty (30) days prior to the date of such redemption to each Registered Holder of the Note of Series MTN-IV so to be redeemed at its registered address.

If this Note is called for redemption and if provision has been duly made for payment hereof, as required in the Indenture, then on and after the redemption date, this Note shall cease to be entitled to any benefit under the Indenture except the right to receive payment out of the moneys deposited therefor and, in such case, no interest will accrue on this Note on or after the redemption date. If such moneys shall be available on the redemption date to the Holder of this Note, then the Company, on and after the redemption date, shall be under no further liability in respect of the principal of, premium, if any, or interest on this Note except as expressly provided in the Indenture.

Subject to Article Three of the Thirty-First Supplemental Indenture, the Company may, at any time, purchase Notes at any price in the open market or otherwise, subject to compliance with any applicable federal securities laws. Notes so purchased by the Company shall be surrendered to the Trustee for cancellation.

The principal hereof may be declared or may become due prior to the stated maturity hereof on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence of a completed default, or upon the occurrence of the additional events specified in the Thirty-First Supplemental Indenture.

This Note is transferable as prescribed in the Indenture by the Registered Holder hereof in person or by his duly authorized attorney, at the principal office of the Trustee in the City of New York, New York, upon surrender and cancellation of this Note, and, thereupon, a new Note or Notes of authorized denominations of the same maturity and interest rate and for the same aggregate principal amount will be issued to the transferee in exchange for this Note as provided in the Indenture. The Company, the Trustee, any paying agent and any bond registrar may deem the person in whose name this Note is registered as the absolute owner, whether or not this Note shall be overdue, for the purpose of receiving payment of, or on account of, the principal of, premium, if any, and interest on this Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary; and interest may be paid by the Company, Trustee or paying agent to the Registered Holder without requiring presentment of this Note. [When the date of maturity of interest on or principal of (or premium, if any, on) this Note or the date fixed for any redemption or repayment of this Note shall not be a Business Day, then (notwithstanding any other provisions of the Indenture or of this Note) payment of such interest on or principal of (or premium, if any, on) this Note may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or repayment, as the case may be, and no interest shall accrue for the period from and after such date by reason of such delayed payment.]2

No recourse shall be had for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon, or based on the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution and all such liability of incorporators, subscribers, stockholders, officers and directors, as such, is waived and released by the Holder and owner hereof by the acceptance of this Note, including any liability under the terms of the Indenture.

[Unless otherwise agreed by the Company or permitted by applicable law, the following legend will be placed on the Notes:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. BY PURCHASING THIS NOTE, THE PURCHASER REPRESENTS AND AGREES THAT IT IS ACQUIRING THIS NOTE FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY PUBLIC SALE OR DISTRIBUTION AND AGREES FOR THE BENEFIT OF THE COMPANY THAT ANY OFFER, RESALE OR OTHER TRANSFER HEREOF OR OF ANY INTEREST HEREIN PRIOR TO THE DATE THAT IS ONE YEAR (OR SIX MONTHS IF ALL APPLICABLE CONDITIONS TO SUCH RESALE UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION THEREOF) ARE SATISFIED) AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE THEREOF, THE ISSUANCE DATE OF ANY SUBSEQUENT REOPENING AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF SUCH NOTES OR THE EXPIRATION OF SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY SUCH RULE 144 (OR SUCH SUCCESSOR PROVISION) PERMITTING RESALES OF SUCH NOTES  WITHOUT ANY CONDITIONS (THE "RESALE RESTRICTION TERMINATION DATE"), WILL BE MADE ONLY (1) TO THE COMPANY OR AN AFFILIATE OF THE COMPANY (UPON REDEMPTION OR OTHERWISE), (2) SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN BY THE SELLER THAT THE OFFER, RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN RELIANCE ON ANOTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE HOLDER, CONCURRED WITH BY COUNSEL TO THE COMPANY, TO THE EFFECT THAT THE TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES, AND SUBJECT IN THE CASE OF CLAUSES (2) AND (3) ABOVE, IN THE CASE OF THE TRANSFER OF ANY NOTE NOT HELD IN BOOK-ENTRY FORM, TO THE RECEIPT BY THE COMPANY OF A CERTIFICATE OF THE HOLDER TRANSFERRING SUCH NOTE SPECIFYING THE EXEMPTION IN RELIANCE UPON WHICH SUCH TRANSFER IS BEING MADE AND SUBJECT IN EACH CASE TO THE DISPOSITION OF THE HOLDER'S PROPERTY BEING AT ALL TIMES IN ITS CONTROL. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE OR SUCH EARLIER TIME AS DETERMINED BY THE COMPANY IN ACCORDANCE WITH APPLICABLE LAW. THE BENEFICIAL OWNER WILL, AND EACH SUBSEQUENT BENEFICIAL OWNER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO SUCH PURCHASER BEFORE THE SALE A COPY OF A NOTICE TO INVESTORS DESCRIBING SUCH RESTRICTIONS. THIS NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS OR PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR PROVIDE ALTERNATIVE PROCEDURES IN COMPLIANCE WITH APPLICABLE LAW AND PRACTICES RELATING TO THE RESALE OR OTHER TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS NOTE, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON.]

2 If this Note will bear interest at a floating rate, the bracketed provisions shall be modified accordingly and in a way not inconsistent with the Indenture to set forth the Business Day convention relating to such floating rate.

{FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE

ON ALL BONDS OF ALL SERIES}

This Note is one of the bonds of the series herein designated, provided for in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION
Trustee

By
Authorized Officer

and

WHEREAS, all things prescribed by law, by the Amended and Restated Certificate of Incorporation and By-Laws of the Company, and by the terms of the Indenture, necessary to make the Series MTN-IV Notes, when duly authenticated by the Trustee and issued by the Company, valid and binding and legal obligations of the Company entitled in all respects to the security of the Indenture and to make this Thirty-First Supplemental Indenture a valid and binding instrument, enforceable in accordance with its terms, and otherwise to effectuate the issuance of the Series MTN-IV Notes, have been done and performed, and the execution and delivery of this Thirty-First Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, THIS THIRTY-FIRST SUPPLEMENTAL INDENTURE WITNESSETH: THAT THE COMPANY, in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Notes by the Holder thereof and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to (i) declare and set forth the terms and provisions of the Series MTN-IV Notes, and (ii) secure equally the pro rata payment of both the principal of, premium, if any, on and interest on all bonds at any time authenticated, issued and outstanding under the Indenture according to their tenor, purport and effect and the faithful due and punctual performance and observance of all the covenants, obligations, conditions and provisions therein and in the Indenture contained, does  hereby confirm  unto  the Trustee  the  grant,  bargain,  sale,  release, conveyance, assignment, transfer, mortgage, pledge, setting over and confirmation of properties and rights described or referred to in the Indenture except such as are specifically excluded and/or excepted therein, or of the character as are specifically or generally reserved and excepted therein, and such as may have been released by the Trustee or sold or disposed of in whole or in part as permitted by the provisions of the Indenture. Except as aforesaid, the Company does give, grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto U.S. Bank National Association, as Trustee, and to its successors in the trusts created by the Indenture and their assigns forever, upon and for the uses and trusts established in the Indenture, subject to the aforementioned exceptions and reservations, (i) all and singular the properties, rights, privileges and franchises described or referred to in the Indenture, and thereby conveyed, mortgaged, transferred, pledged or assigned, or intended so to be, and also, except as aforesaid, all and singular the property, real, personal and mixed, tangible and intangible, equipment, franchises, rights, including without limitation, contract rights for the purchase of gas, licenses, permits, privileges and easements acquired or to be acquired or constructed by the Company since the execution and delivery of the Mortgage and required or intended by the provisions of the Indenture to be subject to the lien thereof, and whether now owned, used or enjoyed or hereafter acquired, owned, used or enjoyed by the Company; and (ii) without limiting the generality of the foregoing, the property described or referred to in Schedule A hereto;

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors in the trusts created by the Indenture, and their assigns forever;

SUBJECT, HOWEVER, to (i) the reservations, exceptions, conditions, limitations and restrictions contained in the several deeds, servitudes, franchises and contracts or other instruments through which the Company acquired and/or claims title to and/or enjoys the use of the aforesaid properties; and (ii) encumbrances of the character defined in the Indenture as "excepted encumbrances" insofar as the same may attach to any of the property embraced herein;

IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture, for the benefit and security of those who shall hold the bonds and coupons issued and to be issued under the Indenture, or any of them, in accordance with the terms of the Indenture, without preference, priority or distinction as to lien of any of such bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, except insofar as any sinking or other fund established by, or in accordance with, the provisions of the Indenture, may afford additional security for the bonds of any particular series, subject, however, to the provisions of Sections 10.03 and 10.12 of the Indenture;

PROVIDED, HOWEVER, and these presents are upon the condition that all property subject or to become subject to the Indenture is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, as follows:

ARTICLE ONE DEFINITIONS

Section 1.01. Unless otherwise specified in the terms of a particular Note, the following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Thirty-First Supplemental Indenture and any Note, shall have the respective meanings specified in this Section:

"Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking or trust institutions are authorized or required by law or regulation to be closed in New York, New York, Hartford, Connecticut or Boston, Massachusetts.

"Corporate Trust Office" means the principal office of the Trustee at which, at any particular time, its corporate trust business is administered and on the date of original execution of this Thirty-First Supplemental Indenture is located at 100 Wall Street, Suite 1600, New York, New York 10005.

"Depository" means, with respect to the Series MTN-IV Notes which, in accordance with the determination of the Company, will be issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, another clearing agency or any successor registered under the Securities Exchange Act of 1934, or other applicable statute or regulation, which, in each case, shall be designated by the Company.
"Event of Default" shall have the meaning set forth in Section 2.05(c) hereof.

"Generally Accepted Accounting Principles" or "GAAP" means such accounting practice and principles as, in the opinion of the independent accountants regularly retained by the Company, conform at the time to accounting principles generally accepted in the United States by the certified public accounting profession and applied on a consistent basis (except for changes in application in which such accountants concur). Any accounting terms not defined in this Indenture shall have the same meanings given to them under Generally Accepted Accounting Principles consistent with those applied in the preparation of the Company's financial statements or other financial statements required thereunder.

"Global Security" means, with respect to all or any part of the Series MTN-IV Notes, a Note executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Thirty-First Supplemental Indenture and pursuant to a written order of the Company, which shall be registered in the name of the Depository or its nominee and the ownership of which will be registered in a "book-entry" or other system maintained by the Depository.

"Holder" and "Registered Holder" mean, with respect to a Series MTN-IV Note, the person in whose name at the time such Note is registered on the books of the Company (and, in the case of a Global Security, mean the Depository, or a nominee thereof, notwithstanding that the Depository maintains a "book-entry" or other system for identification of ownership of such Global Security).

"Interest Payment Date" means the Stated Maturity of an installment of interest on theSeries MTN-IV Notes.

"Maturity" means, with respect to any Note, the date on which the principal of such Note becomes due and payable, whether at the Stated Maturity or by acceleration, call for redemption or otherwise.
"Original Issue Date" means the date on which a Note is issued.

"Original Issue Discount Note" means (i) a Note which has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of its principal amount, multiplied by the number of full years from the Original Issue Date to Maturity for such Note, and (ii) any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes.

"Overdue Rate" means, with respect to any particular Series MTN-IV Note, the rate designated as such, or pursuant to the authority granted to the Chief Executive Officer, the President or the Vice President, Finance, of the Company in the resolution of the Board of Directors (or the Executive Committee thereof) relating to such Note.

"Paving Agent" means any person authorized by the Company to pay the principal of, or premium, if any, or interest, if any, on, any Notes on behalf of the Company.

"Rule 144A Information" means such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

"Securities Act" means the Securities Act of 1933, as amended.

"Stated Maturity" means, with respect to any Series MTN-IV Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of, or premium, if any, or interest, if any, on, such Note is due and payable.

"Subsidiary" means a corporation of which the Company owns directly or indirectly more than 50% of the voting stock.

Section 1.02. Other Defined Terms. Certain other terms are defined in the Mortgage Indenture and elsewhere in this Thirty-First Supplemental Indenture.

ARTICLE TWO
FORM AND ISSUE OF SERIES MTN-IV NOTES

Section 2.01. The Notes of Series MTN-IV shall be designated "Secured Medium-Term Notes, Series MTN-IV", shall be limited in aggregate principal amount to not more than Two Hundred Million Dollars ($200,000,000) and shall be substantially in the form set forth above. Series MTN-IV Notes may be issued from time to time and may bear interest at different rates and from different dates and may have serial maturities. Series MTN-IV Notes having different maturities may have different redemption prices and interest rates. No Series MTN-IV Note shall have a term shorter than one year or longer than forty years or a Maturity after October 31, 2053.

The Notes shall be dated the date of their authentication, and shall bear interest payable at Maturity and semi-annually on such dates each year (unless otherwise specified in the terms of a particular Note) and at such rate or rates as shall be determined by resolution of the Company's Board of Directors (or the Executive Committee thereof), or pursuant to the authority granted in such resolution to the President, any Vice President or Treasurer of the Company, until the principal thereof shall have been paid or such payment shall have been duly provided for. Series MTN-IV Notes outstanding at Maturity shall be payable at one hundred percent (100%) of the principal amount thereof in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

Unless otherwise specified in the terms of a particular Note, in any case where the maturity of, interest on or principal of (or premium, if any, on) the Notes or the date fixed for redemption or repayment of any Note shall not be a Business Day, then payment of such interest on or principal of (or premium, if any, on) the Notes need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or repayment, as the case may be, and no interest shall accrue for the period from and after such date by reason of such delayed payment.

Section 2.02. With respect to any particular Note or Notes of Series MTN-IV, there shall be established in, or pursuant to the authority granted to the President or any Executive Vice President of the Company in, a resolution of the Board of Directors (or the Executive Committee thereof) delivered to the Trustee which shall set forth or authorize such officers to determine:

(1)           the date(s), which may be serial, on which the principal of, and premium, if any, on, the Notes are payable, which shall not be less than one year or more than forty years from the date of issuance nor a date after October 31, 2053;

(2)           if the Notes will bear interest at a fixed rate, the rate(s) at which the Notes shall bear interest, if any, the date(s) from which such interest shall accrue, and the Interest Payment Dates;

(3)           if the Notes will bear interest at a floating rate, the terms and other provisions relating to such floating rate (including the manner in which such floating rate will be calculated), the date(s) from which such interest will accrue and the Interest Payment Dates, interest determination dates and interest reset dates;

(4)           the place or places where the principal of, and premium, if any, and interest, if any, on, the Notes shall be payable;

(5)           in addition to the provisions of Section 3.02 hereof, the provisions, if any, establishing the price(s) at which, the period(s) within which and the terms and conditions upon which the Notes, at the option of the Company, may be redeemed, in whole or in part, pursuant to any sinking fund or otherwise;

(6)           the obligation, if any, of the Company to redeem, purchase or repay any Notes pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price(s) at which, and the period(s) within which, and the terms and conditions upon which, Notes shall be redeemed, purchased or repaid, in whole or in part;

(7)           whether the Notes are to be issued as Original Issue Discount Notes and, if so, the amount of the discount;

(8)           if other than the principal amount thereof, the portion of the principal amount of the Notes which shall be payable upon declaration of acceleration;

(9)           the applicable Overdue Rate if other than the rate of interest stated in the title of the Notes;

(10)         any trustees, paying agents, transfer agents or registrars with respect to the Notes;

(11)         whether the Notes are issuable, in whole or in part, as a Global Security and, in such case, the identity of the Depository;

(12)         any restrictions on transfer with respect to the Notes and any legend reflecting such restrictions to be placed on such Notes;

(13)         the underwriters, dealers or agents in connection with any proposed sale of the Notes; and

(14)         any other terms of the series, which terms shall not be contrary to the provisions of the Indenture.

Section 2.03.   Unless otherwise specified in the terms of a particular Note, interest payable on any Interest Payment Date will be paid to the person in whose name a Note is registered at the close of business on the Record Date next preceding such Interest Payment Date notwithstanding the cancellation of the Note upon any registration of transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the registered owner on such next succeeding Record Date and provided further, that interest payable at maturity or upon earlier redemption or repayment will be payable to the person to whom principal shall be payable. Unless otherwise specified in the terms of a particular Note, the term "Record Date" as used herein and in a Note shall be the date fifteen calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day. Unless otherwise specified in the terms of a particular Note, payments of interest on Notes (other than interest payable at maturity or upon earlier redemption or repayment) will be made in immediately available funds to the Holder at the address of such Holder appearing on the books of the Company on the applicable Record Date (which in the case of a Global Security will be a nominee of the Depository).  Unless otherwise specified in the terms of a particular Note, principal and any premium and interest payable at maturity or upon earlier redemption or repayment will be paid in immediately available funds upon surrender of such Note at the office of the Paying Agent.

Section 2.04. The Series MTN-IV Notes shall be issuable in registered form in denominations of One Hundred Thousand Dollars ($100,000) and any amount in excess thereof that is a multiple of One Thousand Dollars ($1,000). The $100,000 minimum purchase applies to Series MTN-IV Notes at each maturity and may not be spread among Notes of different maturities or interest rates. Series MTN-IV Notes may be exchanged for a like aggregate principal amount of Series MTN-IV Notes of the same maturity and interest rate in other authorized denominations at the principal office of the Trustee free of charge.  Exchanges and transfers of Series MTN-IV Notes shall be made in accordance with the provisions of Section  2.03 of the Mortgage, subject to the provisions of Sections 2.05 and 4.07 of this Thirty-First Supplemental Indenture.

Section 2.05. (a)  If the Company shall establish that the Series MTN-IV Notes are to be issued in whole or in part as one or more Global Securities, then the Company shall execute, and the Trustee shall, in accordance with the Indenture and the written order of the Company delivered to the Trustee, authenticate and make available for delivery, one Global Security which shall (i) represent an aggregate principal amount equal to the aggregate principal amount of the Series MTN-IV Notes to be represented by such Global Security, (ii) be registered in the name of the Depository or its nominee, (iii) be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and (iv) bear a legend substantially to the following effect:

"This Note is a Global Security within the meaning of the Thirty-First Supplemental Indenture and is registered in the name of The Depository Trust Company, a New York corporation ("DTC"), or a nominee of DTC. Unless this certificate is presented by an authorized representative of DTC to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

(b) Notwithstanding any provision of the Indenture, any Global Security representing Series MTN-IV Notes may be transferred, in whole but not in part, and in the manner provided in the Indenture, only to another nominee of the Depository for such Series, or to a successor Depository for such Series selected or approved by the Company or to a nominee of such successor Depository except as provided in Section 2.05(c) hereof.

(c) If, at any time, the Depository for Series MTN-IV Notes notifies the Company that it is unwilling or unable to continue as Depository for such Notes or shall no longer be registered or in good standing under the Securities Exchange Act of 1934, or other applicable statute or regulation, and a successor is not appointed by the Company within ninety (90) days after the Company receives such notice or becomes aware of such condition, this Section 2.05 shall no longer be applicable to the Series MTN-IV Notes and the Company will execute, and the Trustee, upon receipt of a written order of the Company for the authentication and delivery of individual Series MTN-IV Notes, will authenticate and make available for delivery, Series MTN-IV Notes, with the same interest rate and maturities, in authorized denominations, and in an aggregate principal amount equal to the aggregate principal amount of the Global Security or Global Securities of such Series in exchange for such Global Security or Global Securities.

The Company at any time may determine that Series MTN-IV Notes shall no longer be represented by one or more Global Securities and that the provisions of this Section 2,05 shall no longer apply to such Notes. In such event, the Company will execute and the Trustee, upon receipt of a written order of the Company for the authentication and delivery of individual Series MTN-IV Notes, will authenticate and make available for delivery Series MTN-IV Notes, with the same interest rate and maturities, in authorized denominations, and in an aggregate principal amount equal to the aggregate principal amount of the Global Security or Global Securities of such Series in exchange for such Global Security or Global Securities.

If there shall have occurred and be continuing a default under the Mortgage or the Thirty-First Supplemental Indenture (an "Event of Default") or an event or condition which, with the passage of time, the giving of notice or both would constitute an Event of Default, the book-entry system for Series MTN-IV Notes will be discontinued. In such event, the Company will execute and the Trustee, upon receipt of a written order of the Company for the authentication and delivery of individual Series MTN-IV Notes, will authenticate and make available for delivery Series MTN-IV Notes, with the same interest rate and maturities, in authorized denominations, and in an aggregate principal amount equal to the aggregate principal amount of the Global Security or Global Securities of such Series in exchange for such Global Security or Global Securities.

If specified by the Company with respect to Series MTN-IV Notes, the Depository for Series MTN-III Notes may surrender a Global Security for such Series MTN-IV Notes in exchange, in whole or in part, for individual Series MTN-IV Notes with the same interest rate and maturities on such terms as are acceptable to the Company and such Depository. Thereupon, the Company shall execute, and the Trustee shall authenticate and make available for delivery, without service charge,

(i)
to each person specified by such Depository a new individual Series MTN-IV Note or Notes with the same interest rate and maturities, of any authorized denomination as requested by such person in an aggregate principal amount equal to and in exchange for such persons' beneficial interest in the Global Security; and

(ii)
to such Depository a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of individual Series MTN-IV Notes with the same interest rate and maturities delivered to Holders thereof. In any exchange provided for in this Section 2.05, the Company will execute and the Trustee will authenticate and make available for delivery individual Series MTN-IV Notes in registered form in authorized denominations with the same interest rate and maturities.

Upon the exchange of a Global Security for individual Series MTN-IV Notes, such Global Security shall be cancelled by the Trustee. Individual Series MTN-IV Notes issued in exchange for a Global Security pursuant to this Section 2.05 shall be registered in such name(s) and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants, shall instruct the Trustee.  The Trustee shall make such Series MTN-IV Notes available for delivery to the persons in whose names such Series MTN-IV Notes are so registered.

Section 2.06. Fully registered Series MTN-IV Notes shall be numbered "MTN-IV-1" and consecutively upwards.

Section 2.07. Upon, or from time to time after, the execution and delivery of this Thirty-First Supplemental Indenture, the Company may execute not more than Two Hundred Million Dollars ($200,000,000) aggregate principal amount of Series MTN-IV Notes, and may deliver the same to the Trustee and, upon compliance with the applicable requirements of Sections 5.02, 5.03, 5.04 and 5.05 of the Mortgage and the requirements of this Thirty-First Supplemental Indenture, the Trustee, pursuant to such applicable Sections and this Thirty-First Supplemental Indenture and without any further action by the Company or its officers, shall forthwith authenticate and deliver to or upon the written order of the President and the Treasurer of the Company, such Series MTN-IV Notes in such denominations and registered in such names as specified or otherwise indicated in such written order.

Section 2.08. Except as otherwise specified for any particular Series MTN-IV Note, interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.09. The Company and the Trustee agree to comply with the Administrative Procedures attached as Exhibit A to the Private Placement Agency Agreement between the Company and Banc of America Securities LLC, as agent, in connection with the offer and sale of the Series MTN-IV Notes and any rules, regulations and procedures that are incorporated therein of The Depository Trust Company, as such rules, regulations and procedures may from time to time be amended.

ARTICLE THREE

REDEMPTION OR PURCHASE OF SERIES MTN-IV NOTES

Section 3.01. Unless otherwise provided in connection with the establishment of a particular Note pursuant to Section 2.02 hereof, or pursuant to Section 3.02 hereof, the Series MTN-IV Notes will not be subject to any sinking fund and will not be redeemable or subject to prepayment at the option of the Company or the Holders prior to maturity.

Section 3.02. Series MTN-IV Notes shall be redeemable upon application of moneys held by the Trustee under the provisions of Section 6.08 or Section 9.06 of the Mortgage on any date prior to maturity, only in whole and not in part, upon not more than sixty (60) days' nor less than thirty (30) days' prior written notice mailed (first class postage prepaid) to the Registered Holders of the Series MTN-IV Notes to be redeemed at their respective registered addresses at one hundred per cent (100%) of the principal amount thereof, together with accrued interest to the date of redemption.

Series MTN-IV Notes may also be purchased by the Trustee out of moneys held by it under the provisions of Section 6.08 or Section 9.06 of the Mortgage, but no such purchase shall be made at a price in excess of one hundred percent (100%) of the principal amount of the bonds so purchased, together with accrued interest to the date of purchase. Series MTN-IV Notes purchased by the Trustee out of moneys held by it under Section 6.08 or Section 9.06 of the Mortgage shall be cancelled by the Trustee. Series MTN-IV Notes shall not be redeemable for any purpose other than in accordance with Section 3.01 and in this Section 3.02.

Section 3.03. Except to the extent that other provision is made in this Article Three, any redemption or purchase of Series MTN-IV Notes shall be made in the manner, subject to the requirements, and with the effect specified in Article Eight of the Mortgage. The Trustee may not redeem Series MTN-IV Notes out of moneys received by it except under Section 6.08 and Section 9.06 of the Mortgage. Subject to this Article Three, the Company may also purchase Notes at any price in the open market, subject to compliance with any applicable federal securities laws.

Section 3.04. Series MTN-IV Notes redeemed or purchased pursuant to this Article Three shall be cancelled by the Trustee, but may thereafter be made the basis for the authentication of bonds of any series not then outstanding, the withdrawal, use or application of cash or the release of property under any of the applicable provisions of the Indenture.

ARTICLE FOUR

PARTICULAR COVENANTS OF THE COMPANY

 Section 4.01. The Company covenants that (a) it is a corporation duly organized and existing under the laws of, and in good standing in, the State of Connecticut; (b) it is duly authorized and empowered under all applicable laws to execute and deliver this Thirty-First Supplemental Indenture; (c) all the bonds outstanding under the Indenture are valid and binding obligations of the Company; (d) it is lawfully seized and possessed of all the property constituting the "mortgaged and pledged property", as that term is defined in the Indenture, including without limitation, contract rights for the purchase of gas, at the date of the execution of this Thirty-First Supplemental Indenture; (e) it has good right and lawful authority to mortgage and pledge such property as provided in and by the Indenture, and has good and marketable title to such property, not subject to any lien or encumbrance having priority over the lien of the Indenture except liens and encumbrances of the character defined in the Indenture as "excepted encumbrances"; (f) it will, subject to the provisions of the Indenture, preserve good and indefeasible title to all such property and will warrant and forever defend the same to the Trustee against the claims of all persons whatsoever; and (g) it will maintain and preserve the lien of the Indenture so long as any of the bonds issued thereunder are outstanding. The Company further covenants that, in order further to secure the Holders of any Series MTN-IV Notes outstanding hereunder, it will cause its Subsidiaries, if any, to comply with the covenants of this Article Four insofar as such covenants are specifically applicable to any such Subsidiaries,

Section 4.02. The Company covenants that (a) it will punctually pay, or cause to be paid, the principal of, premium, if any, and interest on all the bonds outstanding under the Indenture according to the terms thereof and (b) it will not execute any instrument which shall make payments thereunder entitled to priority or preference of payment (other than date of payment) over payments due or to become due under any provision of the Series MTN-IV Notes.

Section 4.03. The Company covenants that, so long as any of the Series MTN-IV Notes remains outstanding, it will not pay or declare any dividends or make any distributions (other than dividends or distributions payable in common stock of the Company) on any class of its capital stock, or purchase, redeem or otherwise acquire for value or retire, or permit any Subsidiary to purchase or otherwise acquire for value, any shares of the Company's capital stock (other than (i) through an exchange of shares in which the Company gives its common stock solely for shares of another class of its capital stock or (ii) through the use of net proceeds, if any, realized from the sale of shares of capital stock of the Company sold after December 31, 2007) if at the time the amount to be currently paid, declared or distributed or which is to be expended for such purchase, redemption, acquisition or retirement would exceed an amount computed as follows:

From the net income or earned surplus of the Company available for dividends, determined in accordance with the Uniform System of Accounts prescribed for Gas Utilities by the State of Connecticut Department of Public Utility Control, earned between January 1, 2008 and the end of the period of computation (provided, however, that there shall be excluded from the calculation of net income or earned surplus any expenses resulting from the amortization of goodwill), plus $60,000,000, there shall be deducted:

(a)
an amount equal to the excess, if any, of the aggregate of the minimum provision for property additions or depreciation during the period subsequent to December 31, 2007, determined as provided in clause (2) of paragraph A of Section 1.05 of the Mortgage, over the aggregate amount actually charged against earnings as a reserve for depreciation during such period; and

(b)
the aggregate of dividends declared or paid and distributions made (other than dividends or distributions payable in common stock of the Company) on any class of the Company's capital stock and amounts paid by the Company and its Subsidiaries in connection with purchases, redemptions, acquisitions and retirements of the Company's capital stock (other than (i) through an exchange of shares in which the Company gives its common stock solely for shares of another class of its capital stock or (ii) through the use of net proceeds, if any, realized from the sale of capital stock of the Company after December 31, 2007), in each case subsequent to December 31, 2007;

provided, however, that the foregoing shall not restrict the Company's right to pay dividends on shares of any class of its preferred capital stock which has priority in full as to payment of dividends and payments on liquidation over all other classes of the Company's capital stock, but any amounts paid as dividends on such stock shall nevertheless be taken into account in determining the Company's right to make any other payment or distribution to which this Section is applicable.

Section 4.04. The Company covenants that, so long as any of the Series MTN-IV Notes remains outstanding, it will not permit the aggregate principal amount of its Indebtedness at any time outstanding which has a maturity of more than two years after the date such Indebtedness was incurred to exceed two hundred percent (200%) of the Company's then capital stock and surplus. "Indebtedness" as used in this Section means without duplication

(1)	liabilities for borrowed money;

(2)	liabilities secured by any lien existing on property owned by the Company (whether or not such liabilities have been assumed by the Company);

(3)	all indebtedness, dividends or other obligations of any person, to the extent that the Company is or may be directly or indirectly liable in respect thereto;

(4)
the present value of all payments due under any lease or other arrangement (discounted at a rate determined in accordance with Generally Accepted Accounting Principles) if such lease or other arrangement is in substance (a) a financing lease, (b) an arrangement for the retention of title for security purposes, or (c) an installment purchase; and

(5)
any other obligations (other than deferred taxes) which are required by Generally Accepted Accounting Principles to be shown as liabilities on the Company's balance sheet; provided, however, notwithstanding any of the foregoing to the contrary, "Indebtedness" as used in this Section shall not include the obligations of the Company under that certain Lease Agreement dated as of April 1, 1972, as amended and restated on June 27,1997 between the Company and Industrial Leasing Trust No. 3.

Section 4.05. In addition to the covenants contained in Section 6.07 of the Mortgage, the Company covenants that, so long as any of the Series MTN-IV Notes remains outstanding and unpaid, it will not permit any Subsidiary which owns or operates facilities for the transmission, distribution, sale or purchase of natural gas in the State of Connecticut:

(a)
to issue shares of stock of any class if thereby the proportionate amount of shares of such class, or the proportionate amount of the total number of shares of stock of such Subsidiary, held by persons other than the Company or the other Subsidiaries, would be increased; provided, however, that nothing in this clause (a) shall restrict any Subsidiary which owns or operates facilities for the transmission, distribution, sale or purchase of natural gas in the State of Connecticut from issuing to persons other than the Company preferred stock not entitled to vote, in the absence of contingencies, for directors of the Subsidiary;

(b)	to issue or to allow to remain outstanding any shares of stock of any class which are not fully paid and non-assessable;

(c)	to make any loans or advances to any person other than the Company or another Subsidiary;

(d)
to sell, lease, transfer or otherwise dispose of all or substantially all its assets to, or merge into or consolidate with, any other corporation, other than the Company, without the consent of Holders of not less than a majority in principal amount of the Series MTN-IV Notes at the time outstanding, unless

(i)	such other corporation immediately subsequent to such sale, lease, transfer, disposal, merger or consolidation, shall be a Subsidiary;

(ii)
such other corporation shall not have outstanding upon and after such sale, lease, transfer, disposal, merger or consolidation any indebtedness other than that which could be initially issued pursuant to Section 6.07 of the Mortgage immediately after such sale, lease, transfer, disposal, merger or consolidation; and

(iii)	the Company or a Subsidiary shall have the same proportionate interest in such other corporation as it had in such Subsidiary prior to such sale, lease, transfer, disposal, merger or consolidation

Section 4.06. The Company will deliver to the Trustee, to each Holder of the then outstanding Notes, and to each beneficial owner of such Notes who has provided the Company with its name and address:

(a)
Quarterly Statements - as soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, and in any event within 45 days thereafter, duplicate copies of:

(i)	a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such quarter, and

(ii)
consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such quarter, and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter.

The statements shall set forth in comparative form the figures for the corresponding periods in the previous fiscal year, in reasonable detail and certified as complete and correct, subject to changes resulting from year-end adjustments, by the chief financial officer or chief accounting officer of the Company.

(b)	Annual Statements - as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of:

(i)	a consolidated balance sheet of the Company and its subsidiaries, if any, at the end of such year, and

(ii)	consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries, if any, for such year.

The Annual Statement shall set forth in comparative form the figures for the previous fiscal year, in reasonable detail and accompanied by an opinion of independent public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial condition of the companies being reported upon, have been prepared in accordance with Generally Accepted Accounting Principles and the examination of such accountants in connection with such financial statements has been made in accordance with United States generally accepted auditing standards, including such tests of the accounting records and such other auditing procedures considered necessary in the circumstances.

Section 4.07.  The Company covenants that, upon any transfer or exchange of Series MTN-IV Notes, it will not make the $2.00 charge permitted to be made in respect of such transfer or exchange by the provisions of the last paragraph of Section 2.03 of the Mortgage, nor require the payment of any sums intended to cover any tax or taxes or other governmental charges required to be paid in connection with such exchange.

Section 4.08. The Company covenants that, notwithstanding any contrary provisions in the Indenture, no supplemental indenture shall change the fixed maturity, the rate or time of payment of interest, or the principal amount of any Series MTN-IV Note without the consent of the Holders of each Series MTN-IV Note so affected.

Section 4.09. The Company hereby expressly ratifies and adopts without limitation, except as hereby amended, each and every covenant, agreement, condition and provision contained in the Indenture.

Section 4.10. The Company covenants that the recitals in this Thirty-First Supplemental Indenture are true and that, upon the execution and delivery of this Thirty-First Supplemental Indenture, the Company is not in default in any respect under any of the provisions of the Indenture or of the bonds thereby secured or intended so to be.

ARTICLE FIVE

ADDITIONAL PROVISIONS

Section 5.01.  For any default by the Company in any covenant, stipulation, promise or agreement herein contained, or contained in the Series MTN-IV Notes, the Trustee and Holders shall have the same rights and remedies as are provided in the Indenture.  In addition to all such rights and remedies, if the Company (i) shall breach or default in any representation,warranty, covenant, stipulation, promise, or agreement (other than a covenant to make payments referred to in clause (ii), (iii) or (iv) of this sentence) herein contained, or contained in the Series MTN-IV Notes, and such breach or default continues for thirty (30) days after written notice shall have been given to the Company by the Trustee (or to the Company and the Trustee by the Holders of at least twenty-five percent (25%) in principal amount of the Series MTN-IV Notes at the time outstanding), (ii) shall fail to pay when due any principal or premium payment with respect to any Series MTN-IV Note, (iii) shall fail to pay when due any interest on any Series MTN-IV Note and such failure continues for ten (10) days, or (iv) after having failed to pay when due any three separate interest payments (whether consecutive or not) on any Series MTN-IV Notes, shall fail to pay when due any subsequent interest payment on any Series MTN-IV Note; then, notwithstanding the provisions of Section 10.01 of the Mortgage nor any other contrary provision of the Indenture, the Trustee by notice in writing delivered to the Company, or the Holders of not less than a majority in principal amount of the Series MTN-IV Notes then outstanding, by written notice delivered to the Company and the Trustee, may declare the principal (or, if any Series MTN-IV Notes are Original Issue Discount Notes, such portion of the principal as may be specified in the terms thereof) of all Series MTN-IV Notes then outstanding and the interest accrued (and premium, if any) thereon immediately due and payable and such principal and interest (and premium, if any) shall be immediately due and payable. In the event of any such acceleration of the Series MTN-IV Notes, each Holder of a Series MTN-IV Note may exercise any right, power or remedy permitted to it by law, provided, however, that any other remedies specifically available only under the Indenture to the Trustee or to the holder of any First Mortgage Bond issued under the Indenture (other than the remedies provided in this Section 5.01) may be exercised only upon compliance with the terms and conditions set forth in the Indenture. The exercise by the Holder of any Series MTN-IV Note of any of the rights set forth in the two immediately preceding sentences shall not, except as required by law, affect any other rights or remedies which the Trustee or any bondholder may have as a result of any breach or default referred to in such sentence.

Unless otherwise specified in any particular Note, if the principal of any Original Issue Discount Note is declared to be due and payable immediately, the amount of principal due and payable with respect to such Note shall be limited to the sum of the aggregate principal amount of such Note multiplied by the price (expressed as a percentage of the aggregate principal amount) at which such Note shall be issued plus the original issue discount accrued from the date of issue to the date of declaration, which accrual shall be calculated using the "interest method" (computed in accordance with Generally Accepted Accounting Principles) in effect on the date of declaration.

Section 5.02. (a) So long as any Registered Holder or its nominee holds any of the Series MTN-IV Notes, the Company shall give the Registered Holder or its nominees such information as may be reasonably required for the purpose of completing Form 144 or any other applicable form promulgated by the Securities and Exchange Commission under the Securities Act in connection with any proposed sale by such Holder or any of the Series MTN-IV Notes pursuant to Rule 144 or Rule 144A (or any comparable provisions) issued by the Securities and Exchange Commission under the Securities Act including, but not limited to (i) the name, address and telephone number of the Company, (ii) the Company's IRS identification number, and (iii) the Company's file numbers for filing reports under the Securities Exchange Act of 1934.

(b) As long as the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, at any time, upon the request of a Holder, any owner of a beneficial interest in a Series MTN-IV Note or any prospective purchaser of a Series MTN-IV Note, the Company shall promptly furnish or cause to be furnished Rule 144A Information to such Holder, beneficial owner or prospective purchaser in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Series MTN-IV Note by such Holder or beneficial owner to such prospective purchaser.

Section 5.03. When authorized by a resolution of its Board of Directors, the Company may, by supplemental indenture, without the consent of, but upon written notice to, the Holders of the then outstanding Notes, modify any restrictions on and procedures for resales of the Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally and may modify any legends placed on the Notes to reflect such restrictions and procedures.

Section 5.04. The cover of this Thirty-First Supplemental Indenture and all article and description headings are inserted for convenience of reference only and are not to be taken to be any part of this Thirty-First Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

Section 5.05. This Thirty-First Supplemental Indenture may be executed in several counterparts, and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument.

IN WITNESS WHEREOF, THE SOUTHERN CONNECTICUT GAS COMPANY has caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by its Vice President and its corporate seal to be attested by its Secretary, for and in its behalf, and caused this instrument to be delivered; and U.S. Bank National Association, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by one of its Vice Presidents and its corporate seal to be attested by one of its Trust Officers, for and in its behalf, and caused this instrument to be delivered all as of the day and year first above written.

THE SOUTHERN CONNECTICUT GAS COMPANY (CORPORATE SEAL)

By:
James E. Early
Vice President, Controller and Treasurer

Attest:

Secretary

Signed, sealed and delivered by
The Southern Connecticut Gas Company
in the presence of:

U.S. BANK NATIONAL ASSOCIATION Trustee
By:	/s/ Beverly A. Freeney
Authorized Officer

(CORPORATE SEAL)

Attest:

/s/ Barbara A. Nastro

Its Authorized Officer

Signed, sealed and delivered by
U.S. BANK NATIONAL ASSOCIATION
in the presence of:

/s/ William S. Keenan
/s/ David Kolibachuk

STATE OF CONNECTICUT  )
            ) ss.: Orange; November ____, 2008
COUNTY OF NEW HAVEN  )

Personally appeared James E. Early and Janet L. Janczewski of THE SOUTHERN CONNECTICUT GAS COMPANY, signer and sealer, respectively, of the foregoing instrument, to me personally known, who being by me duly sworn did say that they are the Vice President, Controller and Treasurer, and Secretary, respectively, of THE SOUTHERN CONNECTICUT GAS COMPANY, one of the corporations described herein, and that they executed said instrument and severally acknowledged the same to be their free act and deed as such Vice President, Controller and Treasurer, and Secretary, respectively, and the free act and deed of The Southern Connecticut Gas Company and on oath stated that they were duly authorized to sign and seal, respectively, said instrument and that the seal affixed thereto is the corporate seal of The Southern Connecticut Gas Company, before me.

Notary Public

(NOTARY SEAL)

STATE OF NEW YORK   )
          ) ss.: New York; November 4, 2008

Personally appeared Beverly A. Freeney signer of the foregoing instrument, to me personally known, who being duly-Sworn by me did say that he is a Vice President of U.S. BANK NATIONAL ASSOCIATION, one of the corporations described herein, and that he executed said instrument and acknowledged the same to be his free act and deed as such Vice President, and the free act and deed of U.S. Bank National Association, and on oath stated that he was duly authorized to sign and seal said instrument, before me.

	By:	/s/ Sima Glater
Notary Public

(NOTARY SEAL)		Sima Glater
Notary Public, State of New York
Reg. #01GL6107201
Qualified in Kings County
Commission Expires 3 / 22 / 2012

to be attested by one of its Trust Officers, for and in its behalf, and caused this instrument to be delivered all as of the day and year first above written.

THE SOUTHERN CONNECTICUT GAS COMPANY

(CORPORATE SEAL)	By:	/s/ James E. Earley
	Name:	James E. Earley
	Title:	Vice President, Controller and Treasurer

Attest:

/s/ Janet L. Janczewski
Secretary

Signed, sealed and delivered by
The Southern Connecticut Gas Company
in the presence of:

/s/ Robert M. Allessio
/s/ Kathleen M. Nole

U.S. BANK NATIONAL ASSOCIATION Trustee
(CORPORATE SEAL)
By
Authorized Officer

Attest:

Its Authorized Officer

Signed, sealed and delivered by
U.S. BANK NATIONAL ASSOCIATION
in the presence of:

STATE OF CONNECTICUT  )
            ) ss.: Orange; November 4, 2008
COUNTY OF NEW HAVEN   )

Personally appeared James E. Early and Janet L Janczewski of THE SOUTHERN CONNECTICUT GAS COMPANY, signer and sealer, respectively, of the foregoing instrument, to me personally known, who being by me duly sworn did say that they are the Vice President, Controller and Treasurer, and Secretary, respectively, of THE SOUTHERN CONNECTICUT GAS COMPANY, one of the corporations described herein, and that they executed said instrument and severally acknowledged the same to be their free act and deed as such Vice President, Controller and Treasurer, and Secretary, respectively, and the free act and deed of The Southern Connecticut Gas Company and on oath stated that they were duly authorized to sign and seal, respectively, said instrument and that the seal affixed thereto is the corporate seal of The Southern Connecticut Gas Company, before me.

	By:	/s/ Kathleen M. Noce
Notary Public

(NOTARY SEAL)		KATHLEEN M. NOCE
NOTARY PUBLIC
MY COMMISSION EXPIRES SEP. 30,2012

STATE OF NEW YORK  )
             ) ss.: New York; November ___, 2008

Personally appeared _______________________, signer of the foregoing instrument, to me personally known, who being duly sworn by me did say that he is a Vice President of U.S. BANK NATIONAL ASSOCIATION, one of the corporations described herein, and that he executed said instrument and acknowledged the same to be his free act and deed as such Vice President, and the free act and deed of U.S. Bank National Association, and on oath stated that he was duly authorized to sign and seal said instrument, before me.

Notary Public

(NOTARY SEAL)